                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             TRICORD SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
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

                    [LOGO]

February 16, 1999


Dear Stockholder:


    Tricord Systems is entering an important phase of its development, a phase that we believe will transform the Company into an enterprise that will provide software for managing distributed storage as a shared resource on today's rapidly growing networks. The storage systems market is projected to be one of the fastest growing segments of the computer industry. As companies invest a larger share of their information technology budget in storage systems products, we believe they will become more dependent on the continuous availability of the data stored in these systems and their need for advanced management of storage will grow sharply.



    Tricord is developing TSMS -- Tricord Storage Management Software -- to offer customers a new and improved way to manage their data and storage devices. TSMS is based on Tricord's distributed file system technology, a new approach that will allow customers to add or reconfigure storage, assign or change the fault tolerance characteristics of their data and make other changes "on line" dynamically without interrupting users' access to their data. TSMS technology will allow customers to aggregate storage across sub-systems to create a continuously available shared data pool for Windows NT networks as a network resource that can be grown easily on line without storage downtime. TSMS will offer customers dramatic improvements over today's storage management systems. In addition, TSMS uses the storage resources efficiently and will substantially reduce life cycle costs. Tricord has a significant opportunity because improvements in storage management have not kept pace with the need for 24-hour, 7-day-a-week access to data.


    The Network Attached Storage (NAS) and the Storage Area Network (SAN) markets are growing rapidly. Tricord believes it has a significant development lead in providing a much-improved level of functionality. The customers need better storage management tools and the time to move aggressively to exploit this exciting technology could never be better.


    In December 1998, the Company obtained $3 million in a private placement with a majority of that investment coming from Rod Canion, a co-founder of Compaq Computer Corporation. Two talented and experienced executives -- also investors -- joined our team; Kathleen Clark, a former marketing executive at Compaq, joined Tricord as Vice President of Marketing, and David Cabello, former General Counsel at Compaq, joined Tricord as Vice President and General Counsel to the Company.



    Today we have an experienced management team and a highly skilled engineering team in place. The Company will be adding additional resources to its marketing and engineering teams as we go through the year.


    You are cordially invited to attend a Special Meeting of Stockholders of Tricord Systems, Inc. to be held on March 17, 1999. It will be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota, beginning at 1:00 p.m., Minneapolis time.

    The matters expected to be acted upon at the Special Meeting are described in detail in the following Notice of Special Meeting of Stockholders and Proxy Statement.


    I encourage you to vote "FOR" the proposals described in the attached Proxy Statement. These measures are important to the growth of the Company.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.


    We look forward to seeing you at the Special Meeting.


                                                 [SIGNATURE]

                                          John J. Mitcham
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                       2905 Northwest Boulevard, Suite 20
                           Plymouth, Minnesota 55441

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of Tricord Systems, Inc.:

    A Special Meeting of Stockholders of Tricord Systems, Inc., a Delaware corporation ("Tricord" or the "Company"), will be held on March 17, 1999, at 1:00 p.m., Minneapolis time, at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota, for the following purposes:


    (1) To consider and act upon a proposal to approve an amendment to Tricord's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value, from 27,000,000 to 75,000,000 shares.



    (2) To consider and act upon a proposal to approve amendments to Tricord's 1998 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 5,000,000 shares and to increase the per participant limitation from 100,000 to 500,000 shares.



    (3) To consider and act upon a proposal to approve an amendment to Tricord's 1998 Non-Employee Director Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 350,000 to 550,000 shares.


    (4) To transact such other business as may properly come before the Special Meeting.

    The proposed amendments and other related matters are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 5, 1999 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

    All stockholders are cordially invited to attend the Company's Special Meeting in person. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                          J. David Cabello

                                          SECRETARY


February 16, 1999

                                     [LOGO]
                       2905 Northwest Boulevard, Suite 20
                           Plymouth, Minnesota 55441

                            ------------------------


                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                               FEBRUARY 16, 1999


    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Tricord Systems, Inc. ("Tricord" or the "Company") of proxies in the accompanying form from holders of shares of Common Stock to be voted at the Special Meeting of Stockholders to be held on March 17, 1999, at 1:00 p.m., Minneapolis time, at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota (the "Special Meeting").

    Stockholders of record as of the close of business on February 5, 1999 will be entitled to vote at the meeting or any adjournments. On that date, the Company had 18,995,500 shares of Common Stock outstanding. Each share is entitled to one vote. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting (9,497,751 shares) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for the purposes of determining a quorum, without regard to whether the card reflects votes withheld or an abstention (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote). All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of the Special Meeting and this Proxy Statement.


    Approval of the proposal to amend the Certificate of Incorporation to increase the number of shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Approval of proposals 2 and 3 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. Shares voted as abstaining on the proposals will be treated as shares present and entitled to vote that were not cast in favor of the proposals, and thus will be counted as votes against the proposals. Shares represented by a proxy card that includes any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.



    A proxy card is enclosed for your use. You are solicited on behalf of the Board to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegram or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock. In addition, the Company has retained the firm of Morrow & Company, Inc. to assist with the solicitation of proxies and have agreed to pay such firm a fee of approximately $6,500.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.


    This Proxy Statement and the enclosed form of proxy will be mailed to each stockholder on or about February 16, 1999.


                        PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

PROPOSED AMENDMENT

    On December 7, 1998, the Board of Directors (the "Board") of the Company approved an increase in the authorized number of shares of Common Stock from 27,000,000 to 75,000,000 shares, subject to stockholder approval. Currently, the Company's Certificate of Incorporation authorizes the issuance of 32,750,677 shares of capital stock, 27,000,000 shares of which are designated Common Stock and the remaining shares of which are designated Preferred Stock or are undesignated. No change would be made to the number of authorized shares of Preferred Stock and undesignated stock. As a result, the proposed amendment would increase the total number of authorized shares of capital stock to 80,750,677 shares. Specifically, Section 1 of Article IV of the Company's Certificate of Incorporation would be amended to read as follows:

    The aggregate number of shares which this Corporation has the authority to issue is 80,750,677 shares, 75,000,000 of which shall be designated common stock, $.01 par value (hereinafter referred to as the "Common Stock"), 2,043,966 of which shall be designated series C convertible preferred stock, $.01 par value (hereinafter referred to as the "Series C Preferred Stock"), 706,711 of which shall be designated series D convertible preferred stock, $.01 par value (hereinafter referred to as the "Series D Preferred Stock"), and 3,000,000 undesignated stock, $.01 par value (hereinafter referred to as the "Undesignated Stock"), which Undesignated Stock may be issued in different classes or series, with the designation of the class or series, the relative rights and preferences of each class or series, to be determined by the Board of Directors of this Corporation. Series C Preferred Stock and Series D Preferred Stock are herein sometimes referred to collectively as "Preferred Stock." Common Stock and Preferred Stock are herein sometimes referred to collectively as "Capital Stock."


    As of February 5, 1999, of the 27,000,000 shares of Common Stock currently authorized, 18,995,500 shares of Common Stock were issued and outstanding and, excluding the options granted subject to stockholder approval at this meeting, 6,548,379 shares were reserved for issuance upon the exercise of outstanding options and warrants. Accordingly, on February 5, 1999, if all such outstanding options and warrants were exercised, there would be 1,456,121 shares of Common Stock available for issuance by the Company. If these amendments are approved by the Company's stockholders, 47,205,506 shares of Common Stock will be authorized and available for issuance or sale by the Company immediately after the Special Meeting (excluding shares reserved for issuance as set forth above).


PURPOSES OF PROPOSED AMENDMENT


    The Board believes that it is necessary and desirable to increase the number of shares of Common Stock that the Company is authorized to issue to give the Board additional flexibility to raise equity capital, reserve additional shares for issuance under the Company's employee benefit plans and make acquisitions through the use of stock. Except as permitted or required by the Company's existing employee benefit plans, the Board has no definitive agreements or commitments to issue additional Common Stock for any of these purposes. The Company is, however, currently discussing various alternatives for raising additional capital, which include additional issuances of Common Stock or securities convertible or exercisable into Common Stock.

    The Board believes that the proposed increase in the authorized shares would make it unnecessary to hold a special stockholders' meeting in the future for the purpose of authorizing an increase in the authorized Common Stock should the Company decide to use its shares for one or more of such previously mentioned purposes. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation.

EFFECTS OF PROPOSED AMENDMENT

    Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to the Common Stock. Thus, should the Board elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares, and any such issuances could, therefore, have a dilutive effect on the shareholdings of current stockholders.

    The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. In the event of a hostile attempt to take over the Company, it might be possible for the Company to try to impede such an attempt by issuing shares of the Common Stock through a private placement to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price that is generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board, to retain its position and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business.


    The Company also has certain other mechanisms in place that may have an anti-takeover effect. The Company's Certificate of Incorporation (i) authorizes the Board of Directors, without any action by the stockholders, to establish the rights and preferences of up to 3,000,000 shares of undesignated preferred stock (of which 2,500,000 shares remain undesignated as of the date of this Proxy Statement) and (ii) provides for a staggered board of directors. In addition, the Company has in place a Stockholder Rights Plan (the "Rights Plan") designed to protect the Company and its stockholders from unsolicited attempts or inequitable offers to acquire the Company. Pursuant to the Rights Plan, each share of Common Stock now outstanding has, and each share of Common Stock to be issued in the future prior to the occurrence of certain events will have, attached to it one preferred stock purchase right. The Company has also entered into change in control agreements with its chief executive officer and certain of its executive officers that provide for the payment of certain benefits to such executive officers upon the occurrence of a "change in control" of the Company.


    As previously stated, however, the only intended purpose of the proposed amendment is to increase the number of available shares of Common Stock in order to give the Board more flexibility in conducting normal business operations, and the proposal is not being presented as, nor is it part of, a plan to adopt a series of anti-takeover measures.

RECOMMENDATION OF THE BOARD


    The Board recommends a vote FOR approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Special Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of such increase.

                     PROPOSAL TO APPROVE CERTAIN AMENDMENTS
                        TO THE 1998 STOCK INCENTIVE PLAN

PROPOSED AMENDMENTS

    In December 1998 and January 1999, the Board approved, subject to stockholder approval, certain amendments to its 1998 Stock Incentive Plan (the "1998 Plan"), and directed that these amendments be submitted to Tricord's stockholders for their approval. The 1998 Plan was originally approved by the stockholders on May 15, 1998.


    The changes to the 1998 Plan to be made by the proposed amendments are: (1) a 4,000,000 share increase in the number of shares of Common Stock that may be issued under the 1998 Plan, from 1,000,000 to 5,000,000 shares, and (2) a 400,000 share increase in the number of options that may be granted to any participant during any fiscal year, from 100,000 to 500,000 shares (regardless of whether such person is an existing employee, has received a promotion or is a new hire).


PURPOSES OF THE PROPOSED AMENDMENTS


    Providing stock option grants and other incentive awards under the 1998 Plan is an important element in the overall success of the Company. In general, the Board believes that equity-based incentives align the interests of the Company's management and employees with those of the Company's stockholders. In addition, providing stock option grants and other incentive awards under the 1998 Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board believes necessary for the Company to achieve its goals. Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates. The Board also believes that it will be necessary for the Company to offer significant equity incentives to these types of individuals and that it will therefore be necessary to increase significantly the number of shares available for issuance under the Company's stock-based compensation plans on an aggregate and per participant basis.


SUMMARY OF THE 1998 PLAN

    A general description of the basic features of the 1998 Plan is outlined below. Unless otherwise indicated, the following summary of the principal provisions of the 1998 Plan assumes the approval of the foregoing proposed amendments to the 1998 Plan. This summary is qualified in its entirety by reference to the full text of the 1998 Plan, as amended, a copy of which may be obtained from the Company at the address set forth at the beginning of this Proxy Statement.

    The 1998 Plan provides for the grant to participating eligible recipients of the Company of stock options ("Options"), including both incentive stock options ("Incentive Options") and non-statutory stock options ("Non-Statutory Options"), Restricted Stock Awards, Performance Units, Stock Bonuses and Stock Appreciation Rights. Options, Restricted Stock Awards, Performance Units, Stock Bonuses and Stock Appreciation Rights are collectively referred to as "Incentive Awards."


    ADMINISTRATION. The 1998 Plan may be administered by the Board or by a committee consisting of not less than two members of the Board (the Board or any such committee is referred to as the "Committee"). The 1998 Plan vests broad powers in the Committee to administer and interpret the 1998 Plan, including the authority to select the participants that will be granted Incentive Awards under the 1998 Plan, to determine the nature, extent, timing, exercise price, vesting and duration of Incentive Awards and to prescribe all other terms and conditions of Incentive Awards that are consistent with the 1998 Plan. The Committee may modify the terms of an outstanding Incentive Award in any manner (with the consent of the affected participant for most modifications) as long as the modified terms are permitted by the 1998 Plan as then in effect.

    SHARES TO BE AWARDED. Prior to the proposed amendments of the 1998 Plan described in this Proxy Statement, there were authorized for issuance under the 1998 Plan 1,000,000 shares of Common Stock, plus any shares of Common Stock that are not issued under the Company's 1995 Stock Incentive Plan. The amendments to the 1998 Plan proposed hereby would increase the number of shares authorized under the 1998 Plan from 1,000,000 to 5,000,000 shares. As of February 5, 1999, no shares of Common Stock had been issued upon the exercise of options granted under the 1998 Plan, and options to purchase 3,661,000 shares of Common Stock (2,250,615 of which are subject to stockholder approval at this Special Meeting) at a weighted average exercise price of $0.63 were outstanding. Accordingly, no shares remain available under the 1998 Plan. Assuming approval of an increase of 4,000,000 shares to the 1998 Plan, 1,749,385 shares would be available for future grant.



    Without consideration of the proposed amendments to the 1998 Plan, no participant in the 1998 Plan may be granted, during each year during the term of the 1998 Plan, any Options or Stock Appreciation Rights or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than an aggregate of 100,000 shares of Common Stock. The amendments to the 1998 Plan proposed hereby would increase this limitation on the number of shares from 100,000 to 500,000 shares.



    Any shares of Common Stock that are subject to an Incentive Award that expires or is terminated and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will again become available for issuance under the 1998 Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the 1998 Plan. In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the 1998 Plan and under outstanding Incentive Awards and to the exercise price of outstanding Options.



    PARTICIPANTS. All employees (including officers and directors who are also employees) and all non-employee consultants and independent contractors of the Company are eligible to participate in the 1998 Plan. On February 5, 1999, there were approximately 35 full-time employees of the Company eligible to be granted Incentive Awards under the 1998 Plan.



    OPTIONS. Incentive Options and Non-Statutory Options must be granted with an exercise price equal to at least the fair market value of the Common Stock on the date of grant. On February 5, 1999, the closing price per share of the Common Stock as reported on the Nasdaq SmallCap Market System was $3.13. Options will become exercisable at such times and in such installments as may be determined by the Committee, provided that Options may not become exercisable prior to six months from their date of grant and may not be exercisable after 10 years from their date of grant.


    The exercise price of options must be paid in cash, except that the Committee may allow payment to be made (in whole or in part) by delivery of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), a promissory note or by transfer of shares of Common Stock (either previously owned by the participant or to be acquired upon Option exercise). The aggregate fair market value of shares of Common Stock with respect to which incentive stock options within the meaning of
Section 422 of the Code become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any Incentive Options in excess of this amount will be treated as Non-Statutory Options.

    STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is a right to receive a payment from the Company in the form of shares or cash or a combination of both (as determined by the Committee), equal to the difference between the fair market value of one or more shares of Common Stock and the exercise price of such shares under the terms of the Stock Appreciation Right. The exercise price of a Stock Appreciation Right will be determined by the Committee, but may not be less than the fair market value of the Common Stock on the date of grant. Stock Appreciation Rights become exercisable at such times and in such installments as may be determined by the Committee, except that Stock Appreciation Rights may not become exercisable prior to six months from their date of grant and may not be exercisable after 10 years from their date of grant.

    RESTRICTED STOCK AWARDS. A Restricted Stock Award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and to the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of Restricted Stock Awards as it deems appropriate, including that the participant remain in the continuous employ or service of the Company for a certain period or that the participant or the Company satisfy certain performance goals or criteria. No Restricted Stock Award may vest prior to six months from its date of grant.

    Unless the Committee determines otherwise, any dividends or distributions (including regular quarterly dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In addition, the Committee may require that regular quarterly cash dividends be reinvested in shares of Common Stock.


    STOCK BONUSES. A Stock Bonus is an award of Common Stock that is not subject to risk of forfeiture. A Stock Bonus may be granted without any restrictions, or the Common Stock covered by the Award may be made subject to restrictions on transferability.


    PERFORMANCE UNITS. A Performance Unit is a right to receive a payment from the Company, in the form of shares or cash or a combination of both (as determined by the Committee), upon the achievement of established performance goals. A Performance Unit will vest at such times and in such installments as may be determined by the Committee. The Committee may impose such restrictions or conditions to the vesting of Performance Units as it deems appropriate, including that the participant remains in the continuous employ or service of the Company for a certain period or that the participant or the Company satisfy certain performance goals or criteria.


    CHANGE IN CONTROL. See "Compensation of Directors and Executive Officers -- Change in Control Arrangements" for a discussion regarding the effect of a "change in control" on Incentive Awards granted under the 1998 Plan.


    EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. In the event a participant's employment or other service with the Company is terminated by reason of death, disability or retirement, (i) all outstanding Options and Stock Appreciation Rights will remain exercisable to the extent then exercisable for a period of one year after such termination (three months in the case of retirement), but in no event after their original expiration date, (ii) all Restricted Stock Awards then held by the participant will become fully vested and nonforfeitable, and (iii) all Performance Units and Stock Bonuses then held by the participant will vest or continue to vest according to their original terms.

    In the event a participant's employment or other service with the Company is terminated for any other reason, (ii) all outstanding Options and Stock Appreciation Rights will immediately terminate without notice, (ii) all Restricted Stock Awards that have not vested as of such termination will be terminated and forfeited, and (iii) all Performance Units and Stock Bonuses then held by the participant will vest or continue to vest according to their original terms; provided, however, that if such termination is due to any reason other than the voluntary termination by the participant or termination by the Company for cause, all Options and Stock Appreciation Rights will remain exercisable for three months to the extent then exercisable.

    The Company may, in its discretion, modify these post-termination provisions, provided that no Incentive Award may become exercisable or vest prior to six months from its date of grant and no Option or Stock Appreciation Rights may remain exercisable beyond its expiration date.

FEDERAL INCOME TAX CONSEQUENCES

    The following general description of federal income tax consequences is based on current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual participant who receives an Incentive Award and does not address special rules that may be applicable to directors, officers and greater-than-10% stockholders of the Company.

    OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an Option under the 1998 Plan. The exercise by a participant of an Incentive Option will also not result in any federal income tax consequences to the Company or the participant, except that an amount equal to the excess fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax. Upon the exercise of a Non-Statutory Option, a participant will recognize ordinary income on the date of exercise in an amount equal to the difference between the fair market value of the shares purchased and the consideration paid for the shares. In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of a participant as ordinary income.


    If a participant disposes of the shares acquired upon exercise of an Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, or within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.


    If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of the fair market value of the shares at the time of exercise of the Incentive Option or the amount realized on the disposition of the shares (if the disposition is the result of a sale or exchange to one other than a related taxpayer) exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of a participant. The remainder of the gain or loss recognized on the disposition, if any, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK APPRECIATION RIGHTS. A participant who receives a Stock Appreciation Right will not recognize any taxable income at the time of grant. Upon exercise of a Stock Appreciation Right, the participant will realize ordinary income in an amount equal to the cash and fair market value of any shares of Common Stock received by the participant. The Company will receive a corresponding tax deduction for any amounts includable by the participant as ordinary income.

    RESTRICTED STOCK AWARDS AND STOCK BONUSES. With respect to shares issued pursuant to a Restricted Stock Award that are not subject to risk of forfeiture or with respect to Stock Bonuses, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received in the date of receipt. With respect to shares that are subject to a risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the Restricted Stock Award lapse. The Company will receive a corresponding tax deduction for any amounts includable by the participant as ordinary income.

    A participant who does not make a Section 83(b) election within 30 days of a Restricted Stock Award that is subject to a risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares freed of restrictions. The Company will receive a corresponding tax deduction for any amounts includable by the participant as ordinary income.

    PERFORMANCE UNITS. A participant who receives a Performance Unit will not recognize any taxable income at the time of grant. Upon settlement of the Performance Unit, the participant will realize ordinary income in an amount equal to the cash and fair market value of any shares of Common Stock received by the participant. The Company will receive a corresponding tax deduction for any amounts includable by the participant as ordinary income.


    EXCISE TAX ON PARACHUTE PAYMENTS. The Code imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code, and denies tax deductibility to the Company for such excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders or highly compensated employees, which payments are contingent upon a change in control of a company. Acceleration of the vesting of Incentive Awards upon a change in control of the Company may constitute parachute payments and, in certain cases, "excess parachute payments." The 1998 Plan limits the acceleration of such vesting to avoid excess parachute payments unless the participant is subject to a separate agreement with the Company (as is the case of Mr. Mitcham) which specifically provides that excess parachute payments attributable to accelerated vesting will not reduce other payments from the Company.


    SECTION 162(M). Under Section 162(m) of the Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with Incentive Awards under the 1998 Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of Options or Stock Appreciation Rights under the 1998 Plan with exercise prices equal to (or greater than) the fair market value of the Common Stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other Incentive Awards under the 1998 Plan would be subject to this limit.

PLAN BENEFITS


    The following table illustrates the options that have been granted subject to stockholder approval of the increase in the number of shares reserved under the 1998 Plan provided in this Proxy Statement.


                                 PLAN BENEFITS
                           1998 STOCK INCENTIVE PLAN


                                                                 NUMBER OF
                                                                  SHARES
                                                                UNDERLYING
                                                                  OPTIONS
      NAME                          POSITION                      GRANTED
-----------------  ------------------------------------------  -------------
John J. Mitcham    Chairman and Chief Executive Officer            300,000
J. David Cabello   Vice President and General Counsel              500,000
Kathleen H. Clark  Vice President, Marketing                       500,000
Alexander H. Frey  Senior Vice President, Architecture             200,000
Charles E.         Vice President, Engineering                     150,000
  Pearsall
Jeff A. Stewart    Vice President and Controller                    50,000

All executive officers as a group (6 persons)                    1,700,000

All employees (including executive officers) and consultants     2,250,615
  as a group


RECOMMENDATION OF THE BOARD


    The Board recommends a vote FOR approval of the amendments to the 1998 Plan. The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Special Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of such proposed amendments.


                    PROPOSAL TO APPROVE A CERTAIN AMENDMENT
                  TO THE 1998 NON-EMPLOYEE DIRECTOR STOCK PLAN


PROPOSED AMENDMENT



    In January 1999, the Board approved, subject to stockholder approval, a certain amendment to its 1998 Non-Employee Director Stock Plan (the "1998 Director Plan"), and directed that this amendment be submitted to Tricord's stockholders for their approval. The 1998 Director Plan was originally approved by the stockholders on May 15, 1998.



    The change to the 1998 Director Plan to be made by the proposed amendment is a 200,000 share increase in the number of shares of Common Stock that may be issued under the 1998 Director Plan, from 350,000 to 550,000 shares.


PURPOSE OF THE PROPOSED AMENDMENT


    The 1998 Director Plan provides for awards of options and Common Stock to directors who are not employees of the Company. The purpose of the 1998 Director Plan generally is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors and to align the interest of such directors with the Company's long-term success and progress and with the interests of the Company's stockholders. Accordingly, the purpose of the proposed amendment to the 1998 Director Plan is to further these general objectives by expanding the Board's ability to make awards under the 1998 Director Plan and attract and retain such individuals.

SUMMARY OF THE 1998 DIRECTOR PLAN


    A general description of the basic features of the 1998 Director Plan is outlined below. Unless otherwise indicated, the following summary of the principal provisions of the 1998 Director Plan assumes the approval of the foregoing proposed amendment to the 1998 Director Plan. The summary is qualified in its entirety by the full text of the plan, a copy of which may be obtained from the Company at the address set forth at the beginning of this Proxy Statement.


    The 1998 Director Plan is administered by the Board. Directors of the Company who are not employees of the Company are eligible to participate in the 1998 Director Plan.



    Prior to the proposed amendment to the 1998 Director Plan described in this Proxy Statement, there were authorized for issuance under the 1998 Director Plan 350,000 shares of Common Stock. The amendment to the 1998 Director Plan proposed hereby would increase the number of shares authorized for issuance under the 1998 Director Plan by 200,000 shares, from 350,000 to 550,000 shares. As of February 5, 1999, no shares of Common Stock had been issued upon the exercise of options under the 1998 Director Plan, and options to purchase 110,000 shares of Common Stock at a weighted average price of $1.31 were outstanding. Accordingly, 6,155 shares remain available for future grant. Assuming approval of an increase of 200,000 shares to the 1998 Director Plan, 206,155 shares would be available for future grants.



    In the event of any reorganization, merger, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offerings, or extraordinary dividend or divestiture or any other change in the corporate structure or shares of the Company, the Board shall make adjustments, determined by the Board in its discretion to be appropriate, as to the number and kind of securities subject to and reserved under the 1998 Director Plan and, in order to prevent dilution or enlargement of rights of eligible directors, the number, kind and exercise price of outstanding awards of options and Common Stock. The Board may amend the 1998 Director Plan from time to time in such respects as the Board may deem advisable in order that awards of options and Common Stock under the 1998 Director Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendment to the 1998 Director Plan will be effective without approval of the stockholders of the Company if stockholder approval is then required pursuant to the rules of any stock exchange or Nasdaq or similar regulatory body. Awards of options and Common Stock may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. The 1998 Director Plan will terminate on February 20, 2003, unless sooner terminated by action of the Board. No awards of options and Common Stock will be granted after termination of the 1998 Director Plan.



    Under the 1998 Director Plan, each eligible director automatically receives, on a one-time basis, a non-qualified option to purchase 25,000 shares of Common Stock (the "Initial Option") upon such director's initial election or appointment to the Board. In addition to the Initial Option, a non-qualified option to purchase 10,000 shares of Common Stock (the "Annual Option") is granted automatically on each January 5 to each eligible director as of such dates. The Initial Options and Annual Options are sometimes collectively referred to as "Director Options."



    Each Initial Option becomes exercisable each month on a cumulative basis with respect to 2.78% of the total shares covered by such Initial Option, commencing one month after the date of grant and terminates five years after its date of grant. The Annual Option becomes exercisable in full six months after its date of grant and terminates five years after its date of grant. The exercise price per share to be paid by an eligible director at the time a Director Option is exercised will be the fair market value of one share of Common Stock on the date of grant, determined based upon the closing price of the Common Stock as reported by the Nasdaq SmallCap Market on the date of grant. On February 5, 1999, the closing price of one share of Common Stock as reported by the Nasdaq SmallCap Market was $3.13. A Director Option may be exercised by an eligible director in whole or in part from time to time by delivery to the

Company of a written notice of exercise, accompanied by payment in cash or personal check payable to the Company, of the full exercise price for the shares being purchased. In the event that an eligible director's service as a director terminates, the Director Options will remain exercisable for three months after such termination (one year with respect to termination due to death or disability and immediate termination with respect to termination of service by the director or termination by the Company for "cause"). In no event, however, may Director Options be exercised after their expiration date.


    In the Board's discretion, the $10,000 annual retainer to which eligible directors are entitled on each November 1 may be paid in the form of cash or Common Stock. If payment is made in Common Stock, each eligible director as of such dates will receive such number of shares of Common Stock (the "Retainer Stock") as equals $10,000 divided by the fair market value of one share of Common Stock as of each immediately preceding October 31.



    In addition, in the Board's discretion, the $1,500 meeting fee to which eligible directors are entitled may be paid in the form of cash or Common Stock. If payment is made in Common Stock, each eligible director as of such meeting dates will receive such number of shares of Common Stock (the "Meeting Stock") as equals $1,500 divided by the fair market value of one share of Common Stock as of each immediately preceding day in which trading occurs on the Nasdaq SmallCap Market.


FEDERAL INCOME TAX CONSEQUENCES


    The following general description of federal income tax consequences is based on current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to any one eligible director who receives Director Options, Retainer Stock or Meeting Stock.


    DIRECTOR OPTIONS. There will not be any federal income tax consequences to either the eligible director or the Company upon grant of a Director Option. Upon exercise of a Director Option, an eligible director will generally recognize ordinary income on the date of exercise in an amount equal to the difference between the fair market value of the shares purchased and the consideration paid for the shares. In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Director Option for any amounts includable in the taxable income of an eligible director as ordinary income.


    RETAINER STOCK AND MEETING STOCK. With respect to shares issued as Retainer Stock and Meeting Stock, the participant will include as ordinary income in the year of transfer an amount equal to the fair market value of the shares transferred. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income.

PLAN BENEFITS

    The following table illustrates the options and the shares of Retainer Stock and Meeting Stock that the eligible directors of the Company as a group have been granted under the 1998 Director Plan.


                                 PLAN BENEFITS
                               1998 DIRECTOR PLAN



                                NUMBER OF      NUMBER OF      NUMBER OF
                                 SHARES         SHARES         SHARES
                               UNDERLYING     OF RETAINER    OF MEETING
                                 OPTIONS         STOCK          STOCK
NAME AND POSITION                GRANTED        GRANTED        GRANTED
----------------------------  -------------  -------------  -------------
Non-Executive Director Group    110,000(1)     108,233(2)     125,612(3)


------------------------


(1) Includes Annual Options of 20,000 granted, 10,000 each to Mr. Almog and Mr. Lucas, as of January 2, 1998 and Initial Options of 50,000 granted, 25,000 each to Mr. Dillon and Mr. Moore, and Annual Options of 40,000 granted, 10,000 each to Messrs. Almog, Dillon, Lucas and Moore, as of January 5, 1999.


(2) Includes 28,233 shares issued in payment of the November 1997 retainer and 80,000 shares issued in payment of the November 1998 retainer.


(3) Includes 98,945 shares issued in payment of Board meeting fees, and 26,667 shares issued to Mr. Almog in payment of annual retainer fees for previous years.


RECOMMENDATION OF THE BOARD


    The Board recommends a vote FOR approval of the amendment to the 1998 Director Plan. The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Special Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of such proposed amendment.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table contains information, as of February 5, 1999, regarding the beneficial ownership of Common Stock of the Company, its only class of voting securities, by each person known by the Company to own more than 5% of such outstanding shares, each director, each of the executive officers, and the current directors and executive officers of the Company as a group (consisting of ten persons). Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. Shares subject to options exercisable within 60 days are treated as outstanding only when determining the amount and percentage owned by such individual or entity.



                                                   NUMBER OF      PERCENT OF
                      NAME                           SHARES          CLASS
------------------------------------------------  ------------  ---------------
Joseph R. Canion                                  4,281,500 (1)         20.4%
CORAL Entities                                    1,105,191 (2)          5.8%
Yuval Almog                                       1,266,097 (3)          6.7%
Tom R. Dillon                                        35,878 (4)            *
Donald L. Lucas                                     357,244 (5)          1.9%
Fred G. Moore                                        30,423 (6)            *
John J. Mitcham                                   1,187,392 (7)          6.2%
J. David Cabello                                    855,000 (8)          4.4%
Kathleen H. Clark                                   400,000 (9)          2.1%
Alexander H. Frey                                   333,439(10)          1.7%
Charles E. Pearsall                                 179,794(11)            *
Jeff A. Stewart                                      70,197(12)            *
All current directors and executive officers as
  a group (10 persons)                            4,715,464(13)         23.7%


------------------------

  * Less than 1%.

 (1) As reported in a Schedule 13D, dated December 23, 1998, filed with the Securities and Exchange Commission. Includes warrants issued December 15, 1998 to purchase 2,000,000 shares at $3.50 per share, expiring December 15, 2003. Mr. Canion's address is 5 Post Oak Park, Suite 1655, Houston, TX 77027.

 (2) As reported in a Schedule 13G, dated February 3, 1998, filed with the Securities and Exchange Commission, 838,525 shares are held of record by Coral Partners I--Superior, a Minnesota limited partnership ("CP I"), and 266,666 shares are held of record by Coral Partners II, a limited partnership ("CP II"). Coral Management Partners I, a limited partnership ("CMP I"), is the general partner of CP I, and Coral Management Partners II, a limited partnership ("CMP II"), is the general partner of CP II. CMP I and CMP II each have the following three general partners: Yuval Almog, Peter H. McNerney and Linda L. Watchmaker. Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, each of Mr. Almog, Mr. McNerney and Ms. Watchmaker may be deemed to share beneficial ownership with respect to such shares; however, as set forth in their Schedule 13G, these three individuals disclaim beneficial ownership except to the extent of their pecuniary interests therein. The address of the CORAL Entities is 60 South Sixth Street, Suite 3510, Minneapolis, MN 55402.


 (3) Includes 1,105,191 shares beneficially owned by CMP I and CMP II with respect to which Mr. Almog may be deemed to share beneficial ownership. Mr. Almog, however, disclaims beneficial ownership except to the extent of his pecuniary interest therein. Also includes options to purchase 50,000 shares that are exercisable on or before April 5, 1999. Mr. Almog's address is the same as CORAL Entities above.



 (4) Includes options to purchase 6,945 shares that are exercisable on or before April 5, 1999.

 (5) Includes 52,244 shares held by the Donald L. Lucas & Lygia S. Lucas Trust DTD 12-3-84 and 190,000 shares held by the Donald L. Lucas Profit Sharing Trust DTD 1-1-84. Also includes options to purchase 40,000 shares that are exercisable on or before April 5, 1999. Also includes warrants issued December 15, 1998 to purchase 75,000 at an exercise price of $3.50 per share, expiring December 15, 2003.



 (6) Includes options to purchase 4,862 shares that are exercisable on or before April 5, 1999.



 (7) Includes options to purchase 155,951 shares that are exercisable on or before April 5, 1999. Mr. Mitcham's address is 2905 Northwest Boulevard, Suite 20, Plymouth, Minnesota 55441.



 (8) Includes warrants issued December 15, 1998 to purchase 250,000 shares at $3.50 per share, expiring December 15, 2003.



 (9) Includes warrants issued December 15, 1998 to purchase 50,000 shares at $3.50 per share, expiring December 15, 2003.



(10) Includes options to purchase 115,000 shares that are exercisable on or before April 5, 1999.



(11) Includes options to purchase 85,500 shares that are exercisable on or before April 5, 1999.



(12) Includes options to purchase 37,250 shares that are exercisable on or before April 5, 1999.



(13) Includes options to purchase 495,508 shares that are exercisable on or before April 5, 1999 and 375,000 shares of Common Stock issuable upon the exercise of outstanding warrants.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION


    Non-employee directors receive an annual retainer of $10,000 plus $1,500 for each Board meeting and committee meeting (if on a date other than a Board meeting) attended and are reimbursed for travel and lodging expenses in connection with attendance at Board and committee meetings. The 1998 Director Plan provides that, in the discretion of the Board, payment of the directors' annual cash retainer and meeting fees may be made in the form of Company Common Stock. During 1998, the non-employee directors received cash reimbursement for expenses in the following amounts: Mr. Almog ($0); Mr. Dillon ($1,662); Mr. Lucas ($1,258); and Mr. Moore ($825).



    Non-employee directors are entitled to participate in the 1998 Director Plan. The 1998 Director Plan provides for automatic grants of non-qualified options to the Company's non-employee directors. Currently, three hundred fifty thousand (350,000) shares are reserved for issuance under the 1998 Director Plan. In accordance with the terms of the 1998 Director Plan, new non-employee directors of the Company who are first elected or appointed to the Board to fill new directorships or vacancies will automatically be granted, on a one-time basis on the date of their election or appointment, non-qualified options to purchase 25,000 shares of Common Stock, at an exercise price equal to the closing market price of the Common Stock on the date of grant. The 1998 Director Plan further provides that, on January 5 of each year, each non-employee director will automatically be granted additional options to purchase 10,000 shares, with an exercise price equal to the closing market price on the date of grant. The one-time option grants to Board members become exercisable each month on a cumulative basis with respect to 2.78% of the total shares covered by each such option, commencing one month after the date of grant and terminating five years after the date of grant. Each annual option grant becomes exercisable in full six months after its date of grant and terminates five years after its date of grant.



    On December 7, 1998, the Company and Fred G. Moore, a director of the Company, entered into a Consulting Agreement that is scheduled to terminate on March 31, 1999, but may be extended upon the mutual agreement of the Company and Mr. Moore (the "Moore Agreement"). Pursuant to the Moore Agreement, Mr. Moore consults with and assists the Company in providing professional marketing services with respect to certain of the Company's products. In consideration for his services, Mr. Moore received an option, pursuant to a non-statutory stock option agreement dated December 7, 1998, to purchase up to 100,000 shares of the Common Stock of the Company at an exercise price of $0.65625 per share. None of the options granted have vested at this time. The options vest with respect to all of the shares if the Company and one or more of certain identified companies have executed, on or before the earlier of (a) June 30, 1999 or (b) the date of the termination of the Moore Agreement if Mr. Moore voluntarily terminates the agreement prior to its scheduled expiration date, one or more OEM licensing agreements with an estimated total value of $5,000,000 during the term of the OEM licensing agreement and any extensions thereto through December 31, 2000 with respect to the Company's products and services as a direct result of Mr. Moore's efforts. If the total value of such OEM licensing agreements is less than $5,000,000, the number of shares purchasable under such option shall be proportionally reduced. To the extent exercisable, such option shall remain exercisable until December 31, 2000.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Composed entirely of outside directors, the Compensation Committee of the Board is responsible for reviewing and approving remuneration arrangements for the Company's executive officers and the administration of compensation and stock option plans in which these individuals and other key employees participate. In addition, the committee reviews and provides direction for the development of future leadership to meet the long-term organizational and growth objective requirements of the Company.

    COMPENSATION PHILOSOPHY AND OBJECTIVES. The Company's executive compensation philosophy is to pay for individual and Company results. The objectives of the Company's executive compensation program are to:

    - Reward the achievement of desired Company and individual performance goals.

    - Provide compensation that is competitive with other companies of comparable size and complexity that will enable the Company to attract and retain key executive talent.

    - Align the interests of the Company's executives to stockholder return through long-term opportunities for stock ownership.

    In determining the compensation of the Company's executive officers, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, historical compensation levels and stock awards at the Company, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executive talent.

    The Company's executive compensation program is comprised of base salary, annual incentive opportunities in the form of cash bonuses and long-term incentive opportunities in the form of stock options. The Compensation Committee uses its discretion to establish executive compensation at levels which, in its judgment, are warranted by external and internal factors, as well as an executive's individual circumstances. As a result, actual compensation levels may be greater or less than the compensation levels at the companies used in the comparative analysis based upon annual and long-term Company performance as well as individual performance.


    BASE SALARY. The Compensation Committee regularly reviews each executive's base salary. Base salaries are determined by taking into account an executive's level of responsibility, prior experience and competitive market data. The annual merit program for executives is the same as for all of the Company's employees. Upon a review of the Company's 1998 performance and other factors described above, the executive officers were granted base salary increases of between 0% and 28% for 1999. Three of these executive officers agreed to take a percentage of their 1998 fourth quarter base salary in Company Common Stock valued according to the closing market price on the day such compensation was due, such percentage ranging from 12% to 15%.



    The compensation of John J. Mitcham, the Company's Chairman and Chief Executive Officer, is determined in accordance with his employment agreement with the Company, which was entered into in May 1995. Pursuant to this employment agreement, Mr. Mitcham is paid an annual base salary that was initially established at $300,000 in May 1995. Effective April 1, 1997, Mr. Mitcham voluntarily reduced his annual base salary 20% to $240,000. Each year the Compensation Committee conducts a performance and salary review of Mr. Mitcham's base salary to determine whether it should be increased. Based on this review, the Compensation Committee determined to maintain Mr. Mitcham's base salary at $300,000, subject to Mr. Mitcham's voluntary reduction to $240,000. In addition, the employment agreement provides that the Company will reimburse Mr. Mitcham for premiums on a term life insurance policy up to a maximum of $3,500 per year. Mr. Mitcham agreed to take his entire 1998 fourth quarter base salary in the form of Company Common Stock, valued according to the closing market price on the day such compensation was due. Mr. Mitcham also agreed to take relocation reimbursement and life insurance premiums reimbursement due him in the form of Company Common Stock at the closing market price on the date the Board approved such payment. The Compensation Committee will conduct a performance and salary review in May 1999 for the purpose of determining Mr. Mitcham's base salary for the ensuing year, which review will be based upon both individual and Company performance. In making its determination of base salary for Mr. Mitcham, the Compensation Committee will consider the same factors as described above with respect to all other executive officers.

    ANNUAL CASH BONUSES. The philosophy of the Compensation Committee is to provide executives with direct financial incentives in the form of annual cash bonuses to achieve Company, business unit and individual performance goals. The Compensation Committee does not have a fixed formula or criteria for determining annual cash bonuses. Instead, the Compensation Committee, in its discretion, establishes bonuses at year-end, based upon the extent to which the Company has achieved its annual business plan and the individual executive has achieved his goals. Upon a review of these factors, the executive officers of the Company received bonuses for 1998 ranging from $0 to $30,000 and agreed to take such bonuses in the form of Common Stock.



    In October 1998, in lieu of an annual cash bonus, Mr. Mitcham was granted a bonus option to purchase 100,000 shares of Common Stock at a price of $0.50 per share that becomes exercisable in five years or earlier upon the satisfaction of certain performance goals to be mutually agreed upon in good faith between Mr. Mitcham and the Board. Accordingly, Mr. Mitcham did not receive an annual cash bonus in 1998.



    LONG-TERM INCENTIVES. The 1995 Stock Incentive Plan (the "1995 Plan") and the 1998 Plan, are broad "omnibus" plans that provide the Compensation Committee with significant flexibility to award key executives stock options, restricted stock awards, stock appreciation rights, performance units and stock bonuses. To date, long-term incentives have been provided primarily in the form of stock options, which are granted with an exercise price equal to the fair market value of the Common Stock at the date of grant and become exercisable proportionately over a period of time. Grants of all awards under the 1995 Plan and the 1998 Plan are made by the Compensation Committee in its discretion based upon an executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term strategic goals. Because the value to an executive of the various stock awards depends on increases in the market price of the Common Stock, the Compensation Committee believes that this form of compensation aligns an executive's compensation more closely with increases in stockholder value.



    During 1998, the Compensation Committee granted new stock options to all of its executive officers, including the grant of an option to purchase 300,000 shares of Common Stock at an exercise price of $0.656 per share to Mr. Mitcham that is subject to stockholder approval at this Special Meeting. Although the Compensation Committee's decision to grant options and its determination of the size of such grants were based upon many of the same factors considered in granting annual cash bonuses as described above, the Compensation Committee also considered the need to continue to provide executives with the proper incentives. In addition, the Compensation Committee considered the level of prior stock option grants to such executives as well as the level of grants to new hires.


    TAX LAW CHANGES. The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), which generally precludes the Company and other public companies from taking a tax deduction for compensation over $1 million which is not "performance-based" and is paid, or otherwise taxable, to executives named in the Summary Compensation Table and employed by the Company at the end of the applicable tax year. No named executive is likely to earn over $1 million in 1999. Therefore, the Company does not have a policy at this time regarding qualifying the compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                                        Compensation Committee

                                        Yuval Almog, CHAIRMAN

                                        Donald L. Lucas

COMPARATIVE STOCK PERFORMANCE


    The graph below compares the cumulative total return during the period January 1, 1994 to December 31, 1998 for the Company's Common Stock, the Nasdaq -- U.S. Index and the Nasdaq -- Computer Manufacturer Stock Index. This graph assumes the investment on January 1, 1994 of approximately $100 in the Company's Common Stock and the stock in the companies presented in the Nasdaq -- U.S. Index and the Nasdaq -- Computer Manufacturer Stock Index on January 1, 1994 and the reinvestment of all dividends.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                             TRICORD SYSTEMS,
            NASDAQ STOCK MARKET - US      NASDAQ COMPUTER MANUFACTURERS            INC.
12/31/93                       100.000                            100.000               100.000
3/31/94                         95.797                             96.947                55.660
6/30/94                         91.318                             78.618                40.566
9/30/94                         98.881                             95.592                19.340
12/31/94                        97.752                            109.847                19.811
3/31/95                        106.578                            115.765                19.340
6/30/95                        121.911                            140.741                14.151
9/30/95                        136.596                            169.329                17.215
12/31/95                       138.256                            172.955                11.321
3/31/96                        145.900                            178.222                15.566
6/30/96                        156.508                            200.345                16.981
9/30/96                        162.052                            220.924                10.140
12/31/96                       170.015                            231.878                 5.660
3/31/97                        160.793                            194.898                 2.358
6/30/97                        190.266                            251.902                 4.717
9/30/97                        222.440                            316.200                 3.774
12/31/97                       208.580                            280.504                 1.887
3/31/98                        244.052                            345.194                 4.128
6/30/98                        251.119                            409.338                 4.245
9/30/98                        227.341                            449.182                 1.887
12/31/98                       293.209                            610.146                 8.491

EXECUTIVE COMPENSATION

    The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Company's Chief Executive Officer and the four most highly paid executive officers of the Company, all of whom received or earned cash and non-cash salary and bonus of more than $100,000 for the fiscal year ended December 31, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                      --------------------------
                                         ANNUAL COMPENSATION                         SECURITIES
                                 -----------------------------------  RESTRICTED     UNDERLYING
   NAME AND PRINCIPAL             SALARY    BONUS     OTHER ANNUAL       STOCK         OPTIONS         ALL OTHER
        POSITION           YEAR    (1)       (2)    COMPENSATION (3)    AWARDS        (SHARES)      COMPENSATION (4)
-------------------------  ----  --------  -------  ----------------  -----------    -----------    ----------------
John J. Mitcham            1998  $240,000  $ --     $      186,502    $   --            566,369     $       1,000
  Chairman and Chief       1997   270,000    --           --              --            800,000 (5)         1,000
  Executive Officer        1996   300,000    --             13,316        --            100,000             1,000

Alexander H. Frey (6)      1998   122,500  25,000              150        75,000 (7)    540,000             1,000
  Senior Vice President,   1997   103,752  25,000           86,537        --            300,000 (5)         1,000
  Architecture             1996    22,350    --           --              --            100,000             1,000

Charles E. Pearsall (7)    1998   115,833  30,000         --              --            350,500             1,000
  Vice President,          1997    95,000  35,000           24,316        --            175,000 (5)         1,000
  Engineering              1996    80,628    --             63,659        --            100,000             1,000

Jeff A. Stewart            1998    98,333  20,000              150        --            199,000             1,000
  Vice President and       1997    85,824  15,000         --              --            130,000 (5)         1,000
  Controller               1996    78,732   3,825         --              --             11,000          --

Charles C. Devor (8)       1998   120,000    --              5,846        --             --              --
  Former Vice President,   1997   186,669  10,000         --              --            350,000 (5)         1,000
  Business Development     1996   158,674  20,000         --              --            150,000             1,000


------------------------


(1) The following Named Executive Officers elected to receive a portion of their 1998 fourth quarter salary in the form of Common Stock at the closing price on the day such salary was due: Mr. Mitcham ($60,000; 78,556 shares); Mr. Frey ($4,500; 5,892 shares); Mr. Pearsall ($3,600; 4,714 shares); and Mr.
    Stewart ($3,750; 4,910 shares).



(2) Bonuses for services rendered have been included as compensation for the year earned, even though such bonuses may have actually paid in the following year. For bonuses earned in 1998, the following Named Executive Officers elected to receive their 1998 bonuses in the form of Common Stock at the closing price on January 29, 1999, the day prior to the date of Board approval of such bonuses: Mr. Frey ($25,000; 7,547 shares); Mr. Pearsall ($30,000; 9,056 shares); and Mr. Stewart ($20,000; 6,037 shares). For bonuses earned in 1997, the following Named Executive Officers elected to receive their bonuses in the form of Common Stock at the closing price on February 12, 1998, the day the Board approved such bonuses: Mr. Frey ($25,000; 40,000 shares); Mr. Pearsall ($35,000; 56,000 shares); and Mr.
    Stewart ($10,000; 16,000 shares).



(3) "Other Annual Compensation" consists of the following: relocation assistance and refund of life insurance premiums for Mr. Mitcham, which Mr. Mitcham elected to receive in the form of Common Stock at the closing price on the day the Board approved such payments (relocation assistance, $172,502; 230,003 shares at $0.75 per share, and refund of life insurance premiums, $14,000; 14,451 shares at $0.97 per share), and relocation assistance in 1997; a recognition award to Mr. Frey; relocation assistance to Mr. Pearsall; a recognition award to Mr. Stewart; and earned vacation pay to Mr. Devor.



(4) "All Other Compensation" consists of the Company's matching contribution to the employees accounts in the Company's 401K Retirement Plan for Mr. Mitcham, Mr. Frey, Mr. Pearsall, Mr. Stewart and Mr. Devor.

(5) Certain options previously granted in 1995 and 1996 were cancelled and reissued in 1997 at the then market price as follows: Mr. Mitcham, 800,000 shares; Mr. Frey 100,000 shares; Mr. Pearsall, 100,000 shares; Mr. Stewart, 11,000 shares; and Mr. Devor, 350,000 shares.



(6) Mr. Frey joined the Company in October 1996.



(7) Effective November 3, 1998, the Company granted to Mr. Frey a restricted stock award consisting of 150,000 shares of Common Stock that are restricted and subject to forfeiture in satisfaction of certain contingent obligations of the Company. Such award is valued for purposes of the above table based on the closing price of the Common Stock on the date of grant. The restrictions on these shares lapse with respect to 75,000 shares if Mr. Frey remains in the employ of the Company until December 1, 1999 and with respect to the remaining 75,000 shares if Mr. Frey remains in the employ of the Company until December 1, 2000. As of December 31, 1998, such shares of restricted Common Stock had a value of $337,500, based on the closing price of the Common Stock as of such date.



(8) Mr. Devor resigned from the Company in September 1998.


OPTIONS


    The following tables provide certain information regarding option grants and exercises during 1998 to or by the Named Executive Officers and the number and value of the options held by such persons at the end of 1998.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                    POTENTIAL REALIZABLE
                                                                                          VALUE AT
                                           INDIVIDUAL GRANTS (1)                    ASSUMED ANNUAL RATES
                          -------------------------------------------------------            OF
                              NUMBER OF      % OF TOTAL                                 STOCK PRICE
                             SECURITIES        OPTIONS                                  APPRECIATION
                             UNDERLYING      GRANTED TO                             FOR OPTION TERM (2)
                               OPTIONS        EMPLOYEES   EXERCISE OR  EXPIRATION  ----------------------
          NAME                 GRANTED         IN 1998    BASE PRICE      DATE         5%         10%
------------------------  -----------------  -----------  -----------  ----------  ----------  ----------
John J. Mitcham                 100,000           2.52%    $   0.500    10/30/08   $   31,445  $   79,687
John J. Mitcham                 300,000(3)        7.55%        0.656    12/7/08       123,766     313,649

Alexander H. Frey                50,000           1.26%        0.500    10/9/08        15,722      39,844
Alexander H. Frey               200,000(3)        5.03%        0.656    12/7/08        82,511     209,099

Charles E. Pearsall              40,000           1.01%        0.500    10/9/08        12,578      31,875
Charles E. Pearsall             150,000(3)        2.77%        0.656    12/7/08        61,883     156,824

Jeff A. Stewart                  25,000           0.63%        0.500    10/9/08         7,861      19,922
Jeff A. Stewart                  50,000(3)        1.26%        0.656    12/7/08        20,628      52,275

Charles C. Devor                 --              --           --           --          --          --


------------------------


(1) All of the options granted to executives were granted under the 1998 Plan, and some options are subject to stockholder approval at this Special Meeting, as indicated in footnote 3. Options become exercisable under the 1998 Plan so long as executives remain in the employ of the Company and such options have not expired. To the extent not already exercisable, options under the 1998 Plan become immediately exercisable in full upon certain changes in control of the Company and remain exercisable for the remainder of their terms. See "Change in Control Arrangements". Options with an exercise price of $0.500 become exercisable with respect to 25% of the shares upon each anniversary of the grants. Options with an exercise price of $0.656 become exercisable with respect to 25% of the shares 12 months after grant date and one forty-eighth (1/48th) of the shares each month thereafter.


(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table may not necessarily be achieved.


(3) These options are subject to stockholder approval at this Special Meeting.


               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                   SHARES                    NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                 ACQUIRED ON     VALUE       OPTIONS AT END OF 1998        AT END OF 1998 (1)
                                  EXERCISE     REALIZED    --------------------------  --------------------------
             NAME                    (2)          (3)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
John J. Mitcham                     633,631    $  --          124,701        441,668    $ 157,747    $   661,910
Alexander H. Frey                    10,000       --           45,000        450,000       59,341        639,976
Charles E. Pearsall                  14,500       --           54,250        296,250       67,651        420,844
Jeff A. Stewart                       6,000       --           32,500        166,500       45,935        208,314
Charles C. Devor                    200,000      397,860       --            --            --            --

------------------------


(1) Value calculated as the excess of the market value of the Common Stock at December 31, 1998 ($2.14) over the exercise price per share. The market value of the Common Stock at December 31, 1998 represents the average of the high and low sales price as reported on the Nasdaq SmallCap Market System. Options are in-the-money if the market price of the shares exceeds the option exercise price. As of December 31, 1998, all of the options held by these officers were in-the-money. As of December 31, 1998, Mr. Devor had exercised all of his outstanding options.


(2) The exercise price may be paid in cash or, in the Compensation Committee's discretion, by delivery of a promissory note or shares of Common Stock valued at the fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus applicable withholding taxes.

(3) Value calculated as the excess of the market value at the date of exercise over the option exercise price.

CHANGE IN CONTROL ARRANGEMENTS


    Under the Company's option plans, in the event a "change in control" of the Company occurs, all outstanding options held by a participant for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company or any subsidiary. A "change in control" for purposes of the Company's option plans will generally occur upon the following events: (a) the sale or other transfer of substantially all of the assets of the Company; (b) the liquidation or dissolution of the Company; (c) a merger or consolidation involving the Company if 70% or less of the voting stock of the surviving company is held by persons who were stockholders of the Company immediately before the merger or consolidation; (d) any person becomes the beneficial owner of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; (e) the "continuity directors" (directors as of the date the applicable plan was adopted and additional directors nominated or elected by the "continuity directors") of the Company cease to constitute at least a majority of the Board; or (f) any change of control that is required to be reported under
Section 13 or 15 (d) of the Securities Exchange Act of 1934 (the "Exchange
Act").

    In addition to the change in control provisions under its option plans and agreements, the Company also has in place a change in control agreement with Mr. Charles E. Pearsall, the Company's Vice President of Engineering. Pursuant to this agreement (the "Change in Control Agreement"), in the event of a Change in Control Termination (as defined below), the Company agrees (a) to make a lump-sum cash payment to the employee in an amount equal to one and one-half times such employee's annual base salary, plus one and one-half times such employee's target annual cash bonus for the year during which the termination occurs, (b) to provide to the employee continued coverage under the Company's group health plan for up to 18 months, (c) to provide to the employee a "gross-up" payment sufficient to pay any excise tax imposed under Section 4999 of the Code (or any comparable state or local law) resulting from any Change in Control (as defined below), and (d) to provide to the employee outplacement counseling services costing up to 5% of such employee's annual base salary.



    For purposes of the Change in Control Agreement, a "Change in Control Termination" is deemed to occur if the Company terminates such employee's employment for any reason other than for Cause (which includes gross misconduct, willful and continued failure to perform, or conviction of a felony or gross misdemeanor) or the employee's death or the employee terminates his or her employment for Good Reason (which includes an adverse change in the employee's position with the Company, reduction in base salary or benefits, forced relocation, or failure by the Company to observe certain requirements of the Change in Control Agreement) and any such termination occurs either within 12 months after the last day of the month in which the Change in Control occurred or prior to the Change in Control if the employee's termination was a condition of or related to the Change in Control. For purposes of the Change in Control Agreement, a "Change in Control" is defined to include (a) a merger involving the Company where the pre-merger stockholders own at least 50% but less than 80% of the surviving Company's voting stock (unless approved by the "continuity directors") or less than 50% of the surviving Company's voting stock (whether or not approved by the "continuity directors"), (b) a transfer of substantially all of the Company's assets or a liquidation of the Company, (c) the acquisition by any person or group of 20% or more but less than 50% of the Company's voting stock (unless approved by the "continuity directors") or 50% or more of the Company's voting stock (whether or not approved by the "continuity directors"),
(d) the "continuity directors" ceasing to constitute a majority of the Board of Directors, and (e) any other change in control that would be required to be reported under the Exchange Act.



    The change in control provisions of the Company's option plans, as well as the Change in Control Agreement, are designed to attract and retain valued employees of the Company and to ensure that the performance of these employees is not undermined by the possibility, threat or occurrence of a change in control. While these measures were not adopted to deter takeovers, they may have an incidental anti-takeover effect by making it more expensive for a bidder to acquire control of the Company.



MITCHAM EMPLOYMENT AGREEMENT



    Pursuant to the terms of an employment agreement, dated as of May 2, 1995, Mr. Mitcham is paid an annual base salary that is determined each year by the Compensation Committee based on a performance and salary review of Mr. Mitcham. The base salary was initially fixed at $300,000. In addition to base salary, the employment agreement provided for the grant to Mr. Mitcham of certain options to purchase 800,000 shares Common Stock. Mr. Mitcham is also entitled to customary benefits, reimbursements of business expenses and reimbursement for premiums on a term life insurance policy up to a maximum of $3,500 per year. In addition, pursuant to the employment agreement, the Company agreed to reimburse Mr. Mitcham for his relocation expenses (up to a maximum of $100,000) plus amounts for any taxes on such reimbursement amounts.


    The employment agreement continues until terminated and may be terminated in the following circumstances: (i) by the Company upon written notice with or without cause; (ii) by Mr. Mitcham upon 30 days' written notice; or (iii) upon Mr. Mitcham's death or disability. If the Company terminates the employment agreement other than for cause or if Mr. Mitcham terminates the agreement due to a material breach by the Company that is not cured within 30 days of notice, the Company will be obligated to continue to pay Mr. Mitcham his then current base salary for a period of two years following such termination, if such termination occurs within two years after the effective date of the agreement, or for a period of one year following such termination, if termination occurs thereafter. Such payments, however, will continue only so long as Mr. Mitcham conscientiously and aggressively seeks new employment and complies with his continuing obligations under the employment agreement and will be reduced to reflect any payments received during such period from another employer.


    Pursuant to the employment agreement, Mr. Mitcham has agreed that, during his employment and for a period of one year thereafter, he will not: (i) compete in the network server business within any state or country in which the Company markets or services products or provides services; (ii) interfere in any way with the Company's relationship with any of its current or potential customers; or (iii) employ or attempt to employ any of the Company's employees. In addition, the employment agreement prohibits the disclosure of confidential information to anyone outside of the Company during and subsequent to Mr. Mitcham's employment and requires disclosure to the Company of ideas, discoveries or inventions relating to or resulting from Mr. Mitcham's work for the Company and assignment to the Company of all proprietary rights to such ideas, discoveries or inventions.


LOCK-UP AGREEMENTS



    In connection with a recently-completed private placement, the members of the Company's Board of Directors and the Company's senior management team, including David Cabello and Kathleen Clark, have agreed not to sell, pledge, transfer or otherwise dispose of any Company Common Stock (unless investors representing a majority of the shares issued in the private placement otherwise agree) until the earlier of six (6) months after commercial availability of Tricord Storage Management Software (TSMS) or June 30, 2000.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



    Mr. Almog and Mr. Lucas served as members of the Compensation Committee of the Board of Directors during 1998. On December 15, 1998, Mr. Lucas, through a trust with respect to which he is deemed the beneficial owner, participated in the private placement by the Company to certain investors of 3,000,000 shares of Common Stock and warrants to purchase an additional 3,000,000 shares. Pursuant to this private placement, Mr. Lucas purchased a total of 75,000 shares of Common Stock at a price of $1.00 per share and received warrants to purchase an additional 75,000 shares of Common Stock at an exercise price of $3.50 per share. The warrants are exercisable until December 15, 2003.


                             STOCKHOLDER PROPOSALS


    The Company currently expects that its 1999 Annual Meeting of Stockholders will be held on May 21, 1999. Stockholder proposals intended to be presented in the Company's proxy materials relating to the 1999 Annual Meeting of Stockholders must have been received by the Company on or before December 14, 1998 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.


    A stockholder who wishes to make a proposal at the 1999 Annual Meeting without including the proposal in the Company's proxy statement must notify the Company by February 27, 1999. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Company for the 1999 Annual Meeting of Stockholders will have discretionary authority to vote on the proposal.

                                 OTHER BUSINESS

    The Company knows of no other matters that will be presented at the Special Meeting of Stockholders. If any other matter properly arises at the meeting, it is intended that the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxies.


                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        J. David Cabello

                                        SECRETARY


February 16, 1999
Plymouth, Minnesota

APPENDIX A

                               TRICORD SYSTEMS, INC.
                       1998 NON-EMPLOYEE DIRECTOR STOCK PLAN
                      (AS AMENDED EFFECTIVE JANUARY 30, 1999)


       1. PURPOSE. The purpose of the 1998 Non-Employee Director Stock Plan (the "Plan"), is to advance the interests of Tricord Systems, Inc. (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors and to increase the proprietary interests of such directors in the Company's long-term success and progress and their identification with the interests of the Company's stockholders.

       2. ADMINISTRATION. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members, and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. All questions of interpretation of the Plan or of any stock options and stock awards under the Plan (collectively, "Awards") shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

       3. PARTICIPATION IN THE PLAN. Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan ("Eligible Directors").

       4.     STOCK SUBJECT TO THE PLAN.

              (a) NUMBER OF SHARES. The maximum number of shares of Common Stock that shall be reserved for issuance under the Plan shall be five hundred fifty thousand (550,000) shares of the Company's common stock, $.01 par value (the "Common Stock"), subject to adjustment upon changes in capitalization of the Company as provided in subparagraph (b) below. The maximum number of shares authorized may be increased from time to time by approval of the Board of Directors and the stockholders of the Company. Shares of Common Stock that are issued as stock awards or that may be issued upon exercise of stock options granted under the Plan shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. The shares to be issued pursuant to the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. Any shares of Common Stock that are subject to a stock option granted under the Plan (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.

              (b) CHANGES IN STOCK. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving entity in any such transaction, the board of directors of the surviving corporation) shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of Eligible Directors, the number, kind and, where applicable, the exercise price of outstanding Awards granted under the Plan.

       5.     GRANT OF OPTIONS.

              (a) NON-STATUTORY STOCK OPTIONS. All stock options granted under the Plan (the "Options") shall be non-statutory stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time (the "Code").

              (b) TERMS, CONDITIONS AND FORM OF OPTIONS. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                     (i) GRANT OF OPTIONS. At such time as additional Eligible Directors are first elected or appointed to the Board of Directors to fill new directorships or to fill vacancies, such Eligible Directors will be granted automatically, on a one-time basis on the date of their election or appointment, an Option to purchase 25,000 shares of Common Stock. In addition to the one-time grant of an Option to purchase 25,000 shares as described above (the "One-Time Option"), an Option to purchase 10,000 shares of Common Stock (the "Annual Option") shall be granted on January 5, 1998 and on each succeeding January 5 thereafter to each Eligible Director as of such dates.

                     The written agreement evidencing each Option granted under the Plan shall be dated as of the applicable date of grant (the "Date of Grant"). An Eligible Director accepting such a grant of an Option (an "Optionee") shall execute and return a copy of such option agreement to the Committee.


                     (ii) OPTION EXERCISE PRICE. The per share price to be paid by the Optionee at the time an Option is exercised shall be 100% of the Fair Market Value of one share of Common Stock on the Date of Grant. For purposes of the Plan, "Fair Market Value" shall mean, as of any date, (or, if no shares were traded on such date, as of the next preceding day on which there was such a trade) (A) the closing sale price of the Common Stock if the Common Stock is listed or admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market System or an equivalent foreign market on which sale prices are reported; (B) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market. OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable reporting service;
              or (C) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

                     (iii) EXERCISABILITY AND DURATION OF OPTIONS. Each One-Time Option shall become exercisable each month on a cumulative basis with respect to 2.78% of the total shares covered by the Option, commencing one month after its Date of Grant and shall terminate five years after its Date of Grant. Each Annual Option shall become exercisable in full six months after its Date of Grant and shall terminate five years after its Date of Grant.

                     (iv) TERMINATION OF DIRECTORSHIP. Each Option shall terminate and may no longer be exercised if and when the Optionee ceases to serve as a director of the Company, except (A) if the Optionee ceases to serve as a director of the Company by reason of death or the occurrence of an event which constitutes permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then the Option shall remain exercisable to the extent that the Option was exercisable as of such termination until the earlier of the expiration of one year after such termination or the remaining term of the Option, (B) if the Optionee ceases to serve as a director of the Company by reason of his or her retirement, then the Option shall remain exercisable to the extent that the Option was exercisable on the date of retirement until the earlier of the expiration of three months after such retirement or the remaining term of the Option, (C) if the Optionee ceases to serve as a director of the Company for any other reason, other than voluntary termination or termination for "cause," then the Option shall remain exercisable to the extent that the Option was exercisable on the date the Optionee ceased to serve as a director of the Company until the earlier of the expiration of three months after the date the Optionee ceased to serve as a director of the Company or the remaining term of the Option, and (D) if the Optionee ceases to serve as a director of the Company as a result of voluntary termination by the Optionee or termination by the Company for "cause," then all outstanding Options then held by such Optionee shall immediately terminate without notice of any kind and no Options then held by the Optionee shall thereafter be exercisable.

                     (v) MANNER OF OPTION EXERCISE. An Option may be exercised by an Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Company at its principal executive office (such notice to specify the particular Option that is being exercised and the number of shares with respect to which the Option is being exercised) accompanied by payment, in cash or personal check payable to the Company, of the total purchase price of the shares to be purchased under the Option. The Company shall not be required to sell or issue any shares under any outstanding Option if, in the sole opinion of the Committee, the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, including without limitation federal and state securities laws.

                     (vi) NONTRANSFERABILITY. No Option granted under the Plan shall be assignable or transferable during the lifetime of the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Optionee's death, an Optionee's rights and interest in any Option shall be transferable by testamentary will or the laws of descent and distribution, and the exercise of any Options (to the extent permitted pursuant to paragraph 5(b)(iv)(A) above) may be made by the Participant's legal representatives, heirs or legatees. An Option shall be exercisable during the Optionee's lifetime only by the Optionee.

                     (vii) SUCCESSIVE OPTIONS. Successive Options may be granted to the same Optionee, whether or not the Options previously granted to such Optionee remain unexercised. An Optionee may exercise an Option if then exercisable, notwithstanding that Options previously granted to such Optionee remain unexercised.

                     (viii) WITHHOLDING.  The Company may require an Optionee to promptly pay the Company the amount of any federal, state or local withholding tax attributable to the Optionee's exercise of an Option before acting on the Optionee's notice of exercise of the Option.

       6. ANNUAL RETAINER PAYMENT. Each Eligible Director shall receive an annual retainer payment of $10,000 in the discretion of the Board by action of a majority of the Board in cash or Common Stock, commencing on November 1, 1997 and continuing on each succeeding November 1. If payment is made in Common Stock, each Eligible Director shall receive such number of shares of Common Stock as equals $10,000 divided by the Fair Market Value of one share of Common Stock as of each immediately preceding October 31.

       7. MEETING PAYMENT. Each Eligible Director shall receive a meeting payment of $1,500 payable in the discretion of the Board by action of a majority of the Board in cash or Common Stock, for each Board meeting attended and for each Committee meeting attended if separate from each Board meeting. If payment is made in Common Stock, each Eligible Director shall receive such number of shares of Common Stock as equals $1,500 divided by the Fair Market Value of one share of Common Stock as of each immediately preceding day prior to such meetings. In addition, each Eligible Director shall receive such number of shares of Common Stock as equals any unpaid meeting payments due them through the February 20, 1998 Board meeting, divided by the Fair Market Value of one share of Common Stock on February 20, 1998.

       8.     LIMITATION OF RIGHTS.

              (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

              (b) RIGHTS AS A STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until the Optionee shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares.

       9. AMENDMENT OF THE PLAN. The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to section 422 of the Code or the rules of Nasdaq or any stock exchange. The Board may suspend or terminate the Plan or any portion thereof at any time. No termination, suspension or amendment of the Plan shall alter any outstanding Option without the consent of the Optionee affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under paragraph 4(b) above.

       10. EFFECTIVE DATE AND DURATION OF THE PLAN. The Plan, as amended, shall be effective as of January 30, 1999. The Plan shall terminate at midnight on February 20, 2003 and may be terminated prior thereto by action of the Board, and no Award shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

       11. GOVERNING LAWS. The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of Minnesota, notwithstanding any conflicts of law principles.

APPENDIX B

                               TRICORD SYSTEMS, INC.
                             1998 STOCK INCENTIVE PLAN
                      (AS AMENDED EFFECTIVE DECEMBER 7, 1998)

1.     PURPOSE OF PLAN.

The purpose of the Tricord Systems, Inc. 1998 Stock Incentive Plan (the "Plan") is to advance the interests of Tricord Systems, Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.     DEFINITIONS.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

       2.1.   "BOARD" means the Board of Directors of the Company.

       2.2. "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

       2.3. "CHANGE IN CONTROL" means an event described in Section 13.1 of the Plan.

       2.4.   CODE" means the Internal Revenue Code of 1986, as amended.

       2.5. "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

       2.6. "COMMON STOCK" means the common stock of the Company, no par value, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

       2.7. "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

       2.8. "ELIGIBLE RECIPIENTS" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee consultants and independent contractors of the Company or any Subsidiary.

       2.9. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       2.10. "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the closing sale price of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market System or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable reporting service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

       2.11. "INCENTIVE AWARD" means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

       2.12. "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

       2.13. "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

       2.14. "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

       2.15. "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

       2.16. "PERFORMANCE UNIT" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance goals.

       2.17. "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

       2.18. "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

       2.19. "RETIREMENT" means normal or approved early termination of employment or service pursuant to and in accordance with the regular retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

       2.20.  "SECURITIES ACT" means the Securities Act of 1933, as amended.

       2.21. "STOCK APPRECIATION RIGHT" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

       2.22. "STOCK BONUS" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

       2.23. "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

       2.24. "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.     PLAN ADMINISTRATION.

       3.1. THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board consisting of not less than two persons; provided, however, that from and after the date on which the Company first registers a class of its equity securities under
              Section 12 of the Exchange Act, the Plan will be administered by the Board, all of whom will be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, or by a committee consisting solely of not fewer than two members of the Board who are such "disinterested persons." As used in this Plan, the term "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

       3.2.   AUTHORITY OF THE COMMITTEE.

              (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

              (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

              (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.     SHARES AVAILABLE FOR ISSUANCE.

       4.1.   MAXIMUM NUMBER OF SHARES.  Subject to adjustment as provided in
              Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 5,000,000 shares, plus any unissued shares from the 1995 Stock Incentive Plan. Notwithstanding any other provision of the Plan to the contrary, no Participant in the Plan may be granted any Options or Stock Appreciation Rights, or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 500,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.3 of the Plan). The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

       4.2. ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

       4.3. ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5.     PARTICIPATION.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.


6.     OPTIONS.

       6.1. GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.

       6.2. EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

       6.3. EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee at the time of grant; provided, however, that no Option may be exercisable prior to six months from its date of grant and no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

       6.4. PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee may allow such payments to be made, in whole or in part and upon such terms and conditions as may be established by the Committee, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms and conditions acceptable to the Committee) or by a combination of such methods.

       6.5. MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Plymouth, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

       6.6. AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an incentive stock option, the Committee will designate which shares will be treated as shares to be acquired upon exercise of an incentive stock option.

7.     STOCK APPRECIATION RIGHTS.

       7.1. GRANT. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as will be determined by the Committee.

       7.2. EXERCISE PRICE. The exercise price of a Stock Appreciation Right will be determined by the Committee at the date of grant but will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

       7.3. EXERCISABILITY AND DURATION. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable prior to six months or after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

8.     RESTRICTED STOCK AWARDS.

       8.1. GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria; provided, however, that no Restricted Stock Award may vest prior to six months from its date of grant.

       8.2. RIGHTS AS A STOCKHOLDER; TRANSFERABILITY. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

       8.3. DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine whether any interest will be paid on such dividends or distributions. In addition, the Committee may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

       8.4. ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

9.     PERFORMANCE UNITS.

An Eligible Recipient may be granted one or more Performance Units under the Plan, and such

Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

10.    STOCK BONUSES.

An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

11.    EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

       11.1. TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or
              Retirement:

              (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of one year (three months in the case of termination by reason of Retirement) after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

              (b) All outstanding Restricted Stock Awards then held by the Participant that have not vested will become fully vested and non-forfeitable; and

              (c) All outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

       11.2.  TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR
              RETIREMENT.

              (a) In the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units and Stock
                     Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than voluntary termination by the Participant or termination by the Company or any Subsidiary for "cause," all outstanding Options and Stock Appreciation Rights then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

              (b) For purposes of this Section 11.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

       11.3. MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 11, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may in its discretion (which may be exercised at any time on or after the date of grant, including following such termination) cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation may become exercisable, and no Restricted Stock Award may vest and become non-forfeitable, prior to six months from its date of grant, and (b) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.

       11.4. BREACH OF CONFIDENTIALITY OR NON-COMPETE AGREEMENTS. Notwithstanding anything in this Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

       11.5. DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless the Committee otherwise determines, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the

              Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee based upon such records.

12.    PAYMENT OF WITHHOLDING TAXES.

       12.1. GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

       12.2. SPECIAL RULES. The Committee may, upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee), or by a combination of such methods.

13.    CHANGE IN CONTROL.

       13.1. CHANGE IN CONTROL. For purposes of this Section 13.1, a "Change in Control" of the Company will mean the following:

              (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

              (b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

              (c) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 70% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors;

              (d) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors;

              (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

              (f) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

       13.2. INCUMBENT DIRECTORS. For purposes of this Section 13, "Incumbent Directors" of the Company means any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

       13.3. ACCELERATION OF VESTING. Without limiting the authority of the Committee under Section 3.2 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided in the agreement evidencing an Incentive Award, (a) all outstanding Options and Stock Appreciation Rights that have been held by a Participant for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards that have been held by the Participant for at least six months will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

       13.4. CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

       13.5. LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 13.3 or 13.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 13.3 or 13.4 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary that specifically provides that payments to such Participant will not be reduced even if such payments would constitute excess parachute payments or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid excess parachute payments (regardless of whether such separate agreement specifically references Incentive Awards under this Plan), then the limitations of this Section 13.5 will, to that extent, not apply.

14.    RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

       14.1. EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

       14.2. RIGHTS AS A STOCKHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine.

       14.3. RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

       14.4. NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.    SECURITIES LAW AND OTHER RESTRICTIONS.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.    PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code or the rules of Nasdaq or any stock exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c) and 4.3 of the Plan.

17.    EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan, as amended, is effective as of December 7, 1998. The Plan will terminate at midnight on February 20, 2008, and may be terminated prior to such time by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or vest or become free of restrictions, in accordance with their terms.

18.    MISCELLANEOUS

       18.1. GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, without regard to the conflicts of laws provisions of the State of Minnesota or any other jurisdictions.

       18.2. SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                              PLEASE DETACH HERE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.




1. PROPOSAL TO AMEND THE COMPANY'S      / / For  / / Against / / Abstain
CERTIFICATE OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF
SHARES OF COMMON STOCK FROM
27,000,000 TO 75,000,000 SHARES.


2. PROPOSAL TO AMEND THE COMPANY'S      / / For  / / Against / / Abstain
1998 STOCK INCENTIVE PLAN TO (A)
INCREASE THE NUMBER OF SHARES
AVAILABLE FOR ISSUANCE THEREUNDER
FROM 1,000,000 TO 5,000,000 SHARES,
AND (B) INCREASE THE PER PARTICIPANT
LIMITATION FROM 100,000 TO 500,000
SHARES.


3. PROPOSAL TO AMEND THE COMPANY'S      / / For  / / Against / / Abstain
1998 NON-EMPLOYEE DIRECTOR STOCK PLAN
TO INCREASE THE NUMBER OF SHARES
AVAILABLE FOR ISSUANCE THEREUNDER
FROM 350,000 TO 550,000 SHARES.


4. IN THEIR DISCRETION, THE PROXIES
ARE AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING.


Address Change? Mark Box  / /
Indicate changes below:

                                        Dated: ____________________, 1999

                                        ---------------------------------------

                                        ---------------------------------------

                                                 Signature(s) in Box

                                        THIS PROXY, WHEN PROPERLY EXECUTED,
                                        WILL BE VOTED IN THE MANNER DIRECTED
                                        HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                        IF NO DIRECTION IS MADE, THIS PROXY WILL
                                        BE VOTED FOR PROPOSALS 1, 2 AND 3.  WHEN
                                        SHARES ARE HELD BY JOINT TENANTS, BOTH
                                        SHOULD SIGN.  WHEN SIGNING AS
                                        ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                        TITLE AS SUCH. IF A CORPORATION,
                                        PLEASE SIGN IN FULL CORPORATE NAME BY
                                        PRESIDENT OR OTHER AUTHORIZED
                                        OFFICER.  IF A PARTNERSHIP OR LIMITED
                                        LIABILITY COMPANY, PLEASE SIGN IN
                                        PARTNERSHIP OR APPLICABLE ENTITY NAME
                                        BY AUTHORIZED PERSON.

                         [LOGO] TRICORD SYSTEMS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, MARCH 17, 1999
                                   1:00 P.M.

                             TRICORD SYSTEMS, INC.
                       2905 NORTHWEST BOULEVARD, SUITE 20
                              PLYMOUTH, MN 55441

[LOGO] TRICORD SYSTEMS, INC.
       2905 NORTHWEST BOULEVARD, SUITE 20
       PLYMOUTH, MN 55441                                                PROXY
------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRICORD SYSTEMS, INC.

The undersigned hereby appoints John J. Mitcham and J. David Cabello and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Tricord Systems, Inc. held of record by the undersigned on February 5, 1999 at a Special Meeting of Stockholders to be held on March 17, 1999 or any adjournment thereof.

                      SEE REVERSE FOR VOTING INSTRUCTIONS